EXHIBIT (c)(2)

CONFIDENTIAL MATERIALS

                                                  fairness opinion prepared for:

                                   JOULE, INC

     Presented to: The Special Committee of the Board of Directors of Joule

                                                                  March 19, 2004

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

TABLE OF CONTENTS

        I.      Introduction

        II.     Scope of Our Analysis

        III.    Transaction Summary

        IV.     Overview of Joule, Inc.

        V.      Offer Analysis

                Appendix A: Opinion Letter

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

INTRODUCTION

..    Updata Capital, Inc. ("Updata" or "Updata Capital") has been retained by the Special Committee of the Board of Directors of Joule, Inc. (the "Special Committee") to act as the Special Committee's financial advisor in connection with the Agreement and Plan of Merger dated March XX, 2004, pursuant to which JAC shall be merged with and into the Company, the separate corporate existence of JAC shall cease and the Company shall continue as the surviving corporation. JAC is owned by Emanuel N. Logothetis, Chairman of the Board and Chief Executive Officer of Joule Inc., his sons, Nick M. Logothetis and Steven Logothetis, both of whom are directors of Joule, his wife, Helen Logothetis, his daughter, Julie Logothetis, and John G. Wellman, Jr., President and Chief Operating Officer of Joule.

..    This document is meant solely to assist the Special Committee in its evaluation of the Transaction. At no time does Updata seek to advise the Special Committee on a course of action regarding this Transaction. Further, Updata has not been retained to act as Joule's financial advisor with respect to the sale of Joule as a whole. Updata has not solicited other bids to purchase Joule nor has Updata expressed any opinion as to whether any alternative transaction might produce consideration for the stockholders in an amount greater than is implied by the Transaction.

..    This document has been prepared solely for the use of the Special Committee in connection with its consideration of the Transaction. This document may not be reproduced, disseminated, quoted or referred to at any time without the prior written consent of Updata Capital.

..    This document is based upon publicly available information and selected information provided by the Company's management team. Updata Capital has not independently verified any of this information, and has relied on it being complete and accurate in all material respects. Updata has not obtained an independent appraisal of the Company's assets and liabilities but has relied on the assessment of such assets and liabilities as provided by the Company's management.

..    The analysis contained herein has been based on general economic, business, and market information that could be reasonably evaluated as of the date this document was delivered to the Special Committee. Subsequent events that could affect the analyses set forth herein may include adverse changes in industry performance or fundamental changes to the business, financial condition and results of operations of the Company.

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

                              SCOPE OF OUR ANALYSIS

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

SCOPE OF OUR ANALYSIS

Agreement & Plan of Merger:     Reviewed the terms of the most recent draft of
                                the Agreement & Plan of Merger dated March 16,
                                2004 and based our opinion on our understanding that the terms and conditions of the draft reviewed will not materially change.

Financial Due Diligence:        Reviewed the Company's recent SEC filings
                                including but not limited to its Annual Report on Form 10-K for each of the three fiscal years ended September 30, 2003 and the latest Form
                                10-Q dated 12/31/03. Also reviewed certain other historical and current financial data provided by Joule's management including income statement information by business line, projected financial information through FY2005, appraisal of the owned real estate, lease information and revenue by top 10 customers. Also discussed with Company senior management certain internal business, financial and operating information regarding current and forecasted financial information.

Strategic Review:               Participated in certain discussions with Joule's
                                senior management concerning the Company's operational performance and prospects, and strategic rationale for the Transaction.

Comparable Public Companies:    Compared last 12 month ("LTM") and estimated
                                calendar year 2004 revenues and LTM operating cash flow (EBITDA) trading multiples implied by the Merger (evaluated as of March 9th, 2004)) with those of other publicly traded multiservices staffing companies we deemed relevant with enterprise values (market values minus cash and equivalents, plus debt) less than $600 million. Also performed the same analysis using publicly traded multi-services staffing companies revenues of less than $500 million.

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                                                                               5
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SCOPE OF OUR ANALYSIS

Premiums Paid on Public Deals:  Considered recent going private transactions with respect to premiums paid over the target's publicly traded stock price at 1, 5, and 20 trading days prior to the announcement date of the transaction. Performed the same analysis on going private transactions where only a minority interest was acquired and where the transaction value was less than $50 million. Compared these premiums to that of the Transaction's as of the original announcement date of the going private proposal, August 21st, 2003.

Share Prices and Trading:       Reviewed historical reported closing share
                                prices and trading activity for Joule's common stock over the 12 months prior to August 21st, 2003, the original announcement date of the going private transaction. Compared Joule's stock price performance with that of NASDAQ and with public companies we deemed comparable in whole or in part to Joule.

Discounted Cash Flow Analysis:  Reviewed a discounted cash flow analysis and developed a valuation range based on discounted five-year cash flows and a multiple of terminal year EBITDA. The analysis was performed using management projections for 2004 and 2005. Estimated growth and profit margins for 2006 through 2008 were based on historical averages and trends. Industry average trading multiples were applied to arrive at the terminal value.

Liquidation Analysis:           Reviewed a liquidation analysis of the Company
                                provided by Joule's management team. The analysis yielded an estimated range of value that such alternative would have to the Company's stockholders. The analysis assumes the Company's operations would be terminated as of December 31st, 2003 and the Company's assets would be liquidated for cash and distributed to the stockholders. Updata reviewed the liquidation analysis provided by management but did not independently verify the validity of this analysis. Liquidation analysis resulted in a per share valuation range of $.81 - $1.19 per share.

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                               TRANSACTION SUMMARY

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

TRANSACTION VALUE

MERGER CONSIDERATION PER SHARE
   Total Consideration /       =  $  6.30 million
    Equity Value
   Shares Outstanding                3.71 million   Fully diluted /(1)/
                                  -------
   Per Share Consideration     =  $  1.70           Equity Value per Share
                                  =======

ENTERPRISE VALUE CALCULATION
   Equity Value                   $  6.30
   Less: Cash                        0.18           Source: Form 10-Q (12/31/03)
         Option Proceeds             0.02           Source: Stock Option Table
                                                     provided by Management for
                                                     in-the-$ options
   Plus: Debt                        3.48           Source: Form 10-Q (12/31/03)
                                  -------
   Enterprise Value            =  $  9.58 million
                                  =======

   ASSUMPTIONS
   [1] Shares outstanding
       include 25,000 options
       owned by management                          Source: Management
       Shares outstanding           3.684 million   Source: Form 10-Q (12/31/03)
       + Options exercised
        pre-closing                 0.025           Source: Management / Stock
                                  -------            Option Table: in-the-$
                       Total:        3.71 million    options

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

TRANSACTION SUMMARY

The following summary of Transaction terms reflect our understanding of the draft of Schedule 14C Information Statement dated March 16, 2004 and the draft of the Agreement & Plan of Merger dated March 16, 2004. This summary should be read in conjunction with the entire Statement as the terms discussed herein are abbreviated and relate primarily to the financial and economic terms of the Information Statement.

Purchase Price:                 Each share of the common stock of Joule, other
                                than shares of common stock owned by the JAC
                                Group and other than shares of common stock held by stockholders who perfect their appraisal rights under Delaware law, will be converted into the right to receive $1.70 in cash, without interest.

Transaction Structure:          JAC will merge into Joule, with Joule surviving
                                the Merger. After the Merger, Joule will be wholly owned by the members of the JAC Group. As a result of the Merger, each share of Joule common stock that is now outstanding will be canceled. New shares of Joule (as the surviving corporation) will be issued to the members of the JAC Group. Accordingly, Joule common stock will no longer be listed on the American Stock
                                Exchange or any other securities exchange and will be eligible for termination of registration under the Securities Exchange Act of 1934.

[Financing:                     The JAC Group has obtained a financing
                                commitment from Fleet Bank ("Fleet Bank") to provide funds for the Merger. The financing will be secured by assets of Joule upon completion of the Merger.

Timing: The Merger is expected to be completed promptly after the expiration of 20 days after the Information Statement is mailed to stockholders.

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

TRANSACTION SUMMARY

The following summary of Transaction terms reflect our understanding of the draft of Schedule 14C Information Statement dated March 16, 2004 and the draft of the Agreement & Plan of Merger dated March 16, 2004. This summary should be read in conjunction with the entire Statement as the terms discussed herein are abbreviated and relate primarily to the financial and economic terms of the Information Statement.

Termination of Merger:          The Merger Agreement can be terminated at any
                                time before the Effective Time of the Merger:
                                (i) by mutual consent of JAC and Joule; (ii)by either JAC or Joule, if any court or other governmental entity has restrained or prohibited the Merger in a final and nonappealable order, decree or ruling; or (iii) by JAC at any time prior to the Effective Time if Joule engages in discussions or negotiations with a Third Party

Merger Conditions               The Merger is conditioned on, among other
                                things, (i) The absence of any injunction or order of any court or other governmental entity prohibiting the merger; (ii) The absence of any adverse change, effect, event, occurrence or state of facts affecting the financial condition, business, assets, properties, operations or results of operations of Joule which is material to Joule; (iii) JAC receiving the commitment for the funds necessary to complete the Merger; and (iv) The Board of Directors not having withdrawn its approval of the Merger

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IMPLIED TRANSACTION MULTIPLES OF THE MERGER

     Per Share Equity Value              =  $   1.70

     Total Equity Value                  =  $   6.30 million

       Plus: Debt                        =      3.48           Source: Form 10-Q (12/31/03)
       Less: Cash                        =      0.18           Source: Form 10-Q (12/31/03)
             Option Exercise Proceeds    =      0.02           Source: Stock Option Table provided
                                            --------            by Management for in-the-$ options
     Enterprise Value                    =  $   9.58 million
                                            ========

     IMPLIED TRANSACTION MULTIPLES*
                                             Joule                    Implied Multiples
                                             Metric                   -----------------
                                            --------                   Enterprise Value
     LTM Revenue                         =  $  68.72 million                0.14x
     LQA Revenue                         =  $  68.06                        0.14x
     2004CY Revenue                      =  $  72.60                        0.13x
     LTM EBITDA                          =  $   0.94                       10.20x
     LQA EBITDA                          =  $   1.60                        6.00x
     2004CY EBITDA                       =  $   1.60                        5.98x

     IMPLIED TRANSACTION PREMIUM

                                        Offer Premium vs. JOL Closing Price**:
                                       ----------------------------------------
                                       1 day prior  5 days prior  20 days prior
                                       -----------  ------------  -------------
          Offer Price Per Share
                  $1.70                   30.8%         30.8%          47.8%

     * LTM = Last Twelve Months; LQA = Last Quarter Annualized
     ** Closing price as of August 20, 2003.

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                             OVERVIEW OF JOULE, INC.

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JOULE FINANCIAL SUMMARY

($ and shares in millions, except per share amounts as noted)

SHARE PRICE AND MARKET CAPITALIZATION
--------------------------------------
Stock Price (3/16/04)                    $  1.58
52 Week Closing High (1/26/04)           $  1.64
52 Week Closing Low (4/11/03)            $  0.80

Shares Outstanding                          3.68

Cash as of 12/31/03                          0.2
Debt as of 12/31/03                          3.5
Market Capitalization                        5.8
Enterprise Value                             9.1

MARKET MULTIPLES                         Multiples
--------------------------------------   ---------
Enterprise Value / 2003 Revenue            0.13x
Enterprise Value / 2004E Revenue           0.13x

Enterprise Value / 2003 EBITDA             14.9x
Enterprise Value / 2004E EBITDA            5.6x

                                                                           Calendar Year Ended
                                       Fiscal Year Ended September 30,         December 31,
ANNUAL FINANCIALS                    2001      2002      2003     2004E           2004E*
--------------------------------   -------   -------   -------   -------   -------------------
Revenues                              78.7      72.8      68.7      71.0            72.6
                   Y/Y Growth          2.8%     -7.4%     -5.6%      3.3%
Cost of revenue                       63.1      58.8      55.8      57.3            58.8
                                   -------   -------   -------   -------   -------------------
  Gross profit                        15.6      14.0      12.9      13.7            13.8
                   Gross margin       19.8%     19.3%     18.8%     19.3%           19.0%

SG&A                                  14.3      14.2      13.2      13.0            13.1
  EBIT                             $   1.3   $  (0.1)  $  (0.3)  $   0.7         $   0.7
                                   =======   =======   =======   =======   ===================
  D&A                                  0.9       0.9       0.9       0.9             0.9
  EBITDA                           $   2.1   $   0.8   $   0.6   $   1.6         $   1.6

 * Estimates from Joule management.

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JOULE BALANCE SHEET AS OF 12/31/03

     $ in millions

                                     ASSETS
     ----------------------------------------------------------------------
     Current Assets
          Cash                                                     $    0.2
          Accounts receivable, net                                      7.8
          Prepaid Insurance                                             1.3
          Prepaid expenses and other assets                             0.5

                                                                   --------
                Total Current Assets                                    9.8

       Non Current Assets
         Property and equipment                                         3.5
         Goodwill                                                       1.2
         Other assets                                                   0.5

                                                                   --------
     Total Assets                                                      15.0

                                                                   --------
     TOTAL ASSETS                                                  $   15.0
                                                                   --------

                      LIABILITIES AND STOCKHOLDER'S EQUITY
     ----------------------------------------------------------------------
     Current Liabilities

         Loans payable to bank                                     $    3.5
         Accounts payable and accrued expenses                          1.4
         Accrued payroll and related taxes                              1.2

                                                                   --------
               Total Current Liabilities                                6.1
       Non Current Liabilities
         Capital Lease Obligations                                      0.1
         Deferred compensation                                          0.2

                                                                   --------
     Total Liabilities                                                  6.3

     Stockholders' Equity
         Common stock                                                   0.0
     Additional paid-in capital                                         3.7
     Retained Earnings                                                  5.4
     Less: Treasury Stock                                              (0.4)
                                                                   --------
     Total Stockholders' Equity                                         8.7

                                                                   --------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $   15.0
                                                                   --------

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JOULE INCOME STATEMENT PERFORMANCE
Dollars in US millions; calendar year quarters

                              [CHART APPEARS HERE]

                              [CHART APPEARS HERE]

                             [GRAPHIC APPEARS HERE]

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JOULE BALANCE SHEET PERFORMANCE
Dollars in US millions; calendar year quarters

                              [CHART APPEARS HERE]

                              [CHART APPEARS HERE]

                             [GRAPHIC APPEARS HERE]

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                                 OFFER ANALYSIS

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

SUMMARY VALUATION

Historical Joule Closing Price Range /(1)/
Last 30 trading days
Last 60 trading days
Last 90 trading days
Twelve Months
Comparable Company Analysis /(2)//(3)//(4)/
  Multi-Service Staffing
LTM EV / Revenue (0.10x - 0.34x)
EV / CY2004E Revenue (0.15x - 0.18x)
LTM EV / EBTIDA (7.3x - 18.3x)
  Multi-Service Staffing<$500MM Revenues /(4)/
LTM EV / Revenue (0.13x - 0.34x)
LTM EV / EBTIDA (10.6x - 12.4x)
Precedent Transactions /(4)/
LTM EV / Revenue (0.10x - .62x)
LTM EV / EBTIDA (3.9x - 8.9x)
Going Private Transaction Premiums
  All Transactions
Premium - 1 day Prior
Premium - 5 days Prior
Premium - 20 days Prior
  Transactions under $50MM in value
Premium - 1 day Prior
Premium - 5 days Prior
Premium - 20 days Prior
  Transactions - minority interest is acq.
Premium - 1 day Prior
Premium - 5 days Prior
Premium - 20 days Prior
Discounted Cash Flow
EBITDA Multiple Terminal Value

Notes:

1. As of August 20, 2003.

2. Based on share prices as of March 16, 2004.

3. Based on equity analyst estimates provided through I/B/E/S

4. Range for certain multiple values too large to fit in chart

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

SUMMARY VALUATION

                                                                      Range of             Equity Value
                                                      Joule      Multiple / Premium            ($MM)          Price / Share (2)
                                                    Financial   ---------------------   ------------------   ------------------
Methodology                                         Statistic      Low         High       Low       High       Low       High
-------------------------------------------------   ---------   ---------   ---------   -------   --------   -------   --------
Comparable Company Analysis (1)
Multi-Service Staffing
   LTM EV / Revenue (3)                             $    68.7        0.10x       0.34x  $   3.8   $   20.4   $  1.02   $   5.54
   EV / CY2004 Revenue (3)(4)                            72.6        0.15x       0.18x     7.27        9.6      1.97       2.61
   LTM EV/EBITDA(3)                                      0.94         7.3x       18.3x      3.6       13.9      0.97       3.77
Multi-Service Staffing < $500MM Revenues
   LTM EV / Revenue (3)                                  68.7        0.13x       0.34x      5.5       20.4      1.49       5.54
   LTM EV/EBITDA(3)                                      0.94        10.6x       12.4x      6.7        8.4      1.81       2.28
Precedent Transactions
   LTM EV / Revenue (3)                                  68.7        0.10x       0.62x      3.8       39.1      1.02      10.62
   LTM EV/EBITDA(3)                                      0.94         3.9x        8.9x    0.352        5.1      0.10       1.37
Going PrivateTransaction Premiums
All Transactions
   Premium - 1 day Prior                                 1.30        -2.4%       86.7%      4.7        8.9      1.27       2.43
   Premium - 5 days Prior                                1.30       -17.1%       93.1%      4.0        9.2      1.08       2.51
   Premium - 20 days Prior                               1.15        -2.6%       86.9%      4.1        7.9      1.12       2.15
Transactions under $50MM in value
   Premium - 1 day Prior                                 1.30        -2.2%       86.7%      4.7        8.9      1.27       2.43
   Premium - 5 days Prior                                1.30         0.6%       93.1%      4.8        9.2      1.31       2.51
   Premium - 20 days Prior                               1.15        -2.2%       83.8%      4.1        7.8      1.12       2.11
Transactions where minority interest was acquired
   Premium - 1 day Prior                                 1.30        -2.4%       79.8%      4.7        8.6      1.27       2.34
   Premium - 5 days Prior                                1.30       -17.1%       81.8%      4.0        8.7      1.08       2.36
   Premium - 20 days Prior                               1.15         1.9%       86.9%      4.3        7.9      1.17       2.15

Notes:

1. As of 3/16/04.

2. Based on fully diluted shares outstanding including options.

3. Equity value reflects the enterprise value minus net debt of $3.3MM.

4. Joule estimates provided by Joule management.

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

JOULE TRADING HISTORY LTM AS OF AUGUST 20TH, 2003

Last               Low     Mean     High
                 ------   ------   ------
30 trading days  $ 1.10   $ 1.30   $ 1.48
60 trading days    0.96     1.17     1.48
90 trading days    0.85     1.10     1.48
twelve months      0.70     1.05     1.48

                              [CHART APPEARS HERE]

Source: Baseline

Reflects daily closing share prices and daily trading volume

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COMPARABLES TRADING HISTORY AFTER AUGUST 20TH, 2003

                              [CHART APPEARS HERE]

Source: Baseline

*Comparables include AIH, BUTL, CDI, CFS, HIR, JOB, HHGP, KFRC, REMX, SFN, VOL, WSTF

                             [GRAPHIC APPEARS HERE]

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STOCK TRADING ANALYSIS - CLOSING SHARE PRICE DISTRIBUTION

                              [CHART APPEARS HERE]

Source: Baseline

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

COMPARABLE COMPANY ANALYSIS

($ in Millions)                                   Market Value
                                  -------------------------------------------
                                   Stock     % of 52      Market   Enterprise
Company                            Price    Week High      Cap       Value
-------------------------------   -------   ---------    -------   ----------
Ablest Inc.                       $  7.30        74.5%   $  21.2   $     19.6
Butler International                 1.71        79.5%      20.2         77.9
CDI Corporation                     28.32        81.5%     559.3        486.5
Comforce                             1.28        85.3%      21.3        145.4
Diversified Corporate Resources      3.15        70.0%       9.5         15.2
General Employment Enterprise        1.10        56.4%       5.6          2.3
Hudson Highland Group               23.87        84.5%     203.2        177.1
Remedytemp                          13.00        91.2%     117.2         86.3
Stratus Services Group               0.21        38.2%       5.0         21.7
Venturi Partners                    12.50        83.3%      58.0        118.1
Volt Information Sciences           23.50        95.7%     357.8        302.0
Westaff Inc/(5)/                     2.07        71.2%      33.1         54.7

Joule/(4)/                           1.70          NA        6.3          9.6

($ in Millions)                       Financial Data                      EV as a Multiple                      PE Multiple
                                  ----------------------   ---------------------------------------------   ---------------------
                                  LTM Gross   LTM EBITDA     LTM     CY2004/(1)/     LTM     CY2004/(1)/
Company                             Margin      Margin     Revenue     Revenue      EBITDA     EBITDA        LTM     CY2004/(1)/
-------------------------------   ---------   ----------   -------   -----------   -------   -----------   -------   -----------
Ablest Inc.                            17.0%         1.5%     0.19x           NA      12.4x           NA       7.4x           NA
Butler International                   17.7%        (0.9%)    0.34x           NA        NM            NA        NM            NA
CDI Corporation                        24.2%         4.2%     0.46x         0.43x     10.8x          8.8x     24.8x         19.1x
Comforce                               17.4%         3.7%     0.40x           NA      10.6x           NA       7.5x           NA
Diversified Corporate Resources        30.1%        (2.5%)    0.29x           NA        NM            NA        NM            NA
General Employment Enterprise          49.5%       (13.9%)    0.13x           NA        NM            NA        NM            NA
Hudson Highland Group                  37.1%        (5.5%)    0.16x         0.15x       NM            NA        NM            NA
Remedytemp                             15.2%        (3.3%)    0.18x         0.17x       NM            NA        NM            NA
Stratus Services Group                 14.5%        (0.2%)    0.25x           NA        NM            NA        NM            NA
Venturi Partners                       21.6%         2.0%     0.24x           NA      12.1x           NA       5.9x           NA
Volt Information Sciences               6.4%         2.5%     0.18x         0.18x      7.3x           NA      51.1x         31.3x
Westaff Inc/(5)/                       17.0%         0.6%     0.10x           NA      18.3x           NA        NM            NA

                                            Mult-Service Staffing/(2)/
                                            ------------------------------------------------------------------------------------
                                                    Mean      0.21x         0.16x     11.9x          8.8x     19.3x         25.2x
                                                  Median      0.18x         0.17x     11.4x          8.8x      7.5x         25.2x
                                                    High      0.34x         0.18x     18.3x          8.8x     51.1x         31.3x
                                                     Low      0.10x         0.15x      7.3x          8.8x      5.9x         19.1x

                                            Mult-Service Staffing Companies under $500 million in Revenue/(3)/
                                            ------------------------------------------------------------------------------------
                                                    Mean      0.23x                   11.7x                    6.9x
                                                  Median      0.24x                   12.1x                    7.4x
                                                    High      0.34x                   12.4x                    7.5x
                                                     Low      0.13x                   10.6x                    5.9x

Joule/(4)/                             19.2%         1.4%     0.14x         0.13x     10.2x          6.0x       NM            NM

Notes:

Numbers boxed in not included in calculations

(1) Estimates are from Reuters.

(2) Includes all companies.

(3) Includes AIH, HIR, BUTL, REMX, CFS, SERV, JOB,

(4) Price is the offer price of the proposed deal.

(5) Balance sheet data is of 7/12/03

                             [GRAPHIC APPEARS HERE]

PRECEDENT TRANSACTIONS ANALYSIS

Dollars in millions
                                                                                  Enterprise       LTM    Mutliple of   Multiple of
Date Closed               Seller                             Buyer                  Value        Revenue    Revenue       EBITDA
-----------  --------------------------------  ---------------------------------  ----------     -------  -----------   -----------
Pending      Hall Kinion                       Kforce                             $     71.2     $ 162.0         0.44x           NM
Pending      Skills Resource Training Center   Barrett Business Services                 5.0        20.0         0.25x           NM
Dec-03       Medical staffing company          World Health Alternatives                 4.2         7.2         0.58x           NM
Nov-03       Atlantic Data                     Management                                3.7        19.0         0.20x           NM
Oct-03       SOS Staffing Services             Hire Calling Holding                     17.4       169.9         0.10x          3.9x
Aug-03       U.S. Nursing                      Clarion Capital Group                   141.9       230.0         0.62x           NM
Jun-03       AlphaNet Solutions                Ciber                                     5.8        25.9         0.22x           NM
Jun-03       The Judge Group                   Management Group                         15.4        81.1         0.19x          8.9x
Jun-03       ECE (fka Spectrum Contact Srvs)   H.I.G. Capital                             ND       100.0           ND            ND
Jun-03       Med-Staff                         Cross Country Healthcare                141.5       162.0         0.87x           ND
Dec-02       Travel Nurses International       Medical Staffing Network                 12.3        34.4         0.36x          7.2x
Dec-02       Medic-One Group                   Allied Healthcare                        22.2          ND           ND            ND
Oct-02       Fluor Division                    National Technical Systems                 ND        75.0           ND            ND
Sep-02       Rapid Design Service              Bartech Technical Services                 ND          ND           ND            ND
Aug-02       OnStaff                           Hall Kinion                              33.0  [2]   35.2         0.94x           ND
Aug-02       CNC Global (US offices)           Technisource (sub of Intellimark)          ND          ND           ND            ND
Jul-02       Technisource                      Intellimark                              28.2       134.8         0.21x          8.8x
Jun-02       ProCare One Nurses                Horizon Health                           12.5        24.0         0.52x           ND
Apr-02       Decision Consultants              Ciber                                    62.5       120.0         0.52x          5.7x
Apr-02       Health Resource Management        AMN Healthcare Services                   9.3        12.5         0.75x          6.3x
Jan-02       Provisional Employment Solutions  Stratus Serivices Group                   2.7  [3]   23.0         0.12x          3.9x

                                                                                                 Mean            0.33x          6.4x
                                                                                                 Median          0.22x          6.3x
                                                                                                 High            0.62x          8.9x
                                                                                                 Low             0.10x          3.9x

* Outliers, as indicated by a box, are excluded from mean,median, high and low calculations

1) Transaction value and financial data have been updated to reflect current values.

2) Enterprise Value includes $13 million earn-out.

3) Enterprise Value includes $1.2 million earn-out.

                             [GRAPHIC APPEARS HERE]

GOING PRIVATE TRANSACTIONS ANALYSIS - PREMIUMS

                                                                                                         Premiums*
                                                                                        ------------------------------------------
Announce
Date       Target Name           Acquirer Name               Deal Value   Offer Price   1-Day Prior   5 Days Prior   20 Days Prior
----------------------------------------------------------------------------------------------------------------------------------
  Jan-04   Uni-Marts Inc         Management                       86.57          2.25          14.2%          37.2%           36.4%
  Dec-03   Boyd Bros
           Transportation        Management                       51.96          7.00          13.8%          26.8%           34.4%
  Dec-03   Reeds Jewelers Inc    Management                       36.75          1.85          69.7%          75.4%           63.7%
  Nov-03   Integrity Media Inc   Management                       49.42          6.25          75.1%          65.7%           83.8%
  Nov-03   OAO Technology
           Solutions             Management                       54.29          3.15          12.5%          11.3%           14.1%
  Nov-03   Media Arts Group Inc  Management                       30.37          4.00          76.2%          80.2%           81.8%
  Oct-03   Pivotal               Oak Investment Partners     $     47.0   $      1.78          (2.2%)          4.1%           (0.6%)
  Oct-03   FTD Inc               Leonard Green &
                                 Partners LP                     403.57         24.85           2.2%          12.1%           (2.6%)
  Oct-03   OneSource             ValueAct Capital
           Information Srvs      Partners LP                      91.47          9.50           9.3%          21.6%           17.7%
  May-03   Cysive                Management                  $     16.4   $      3.22           0.6%           0.6%           11.0%
  May-03   Atlantic Data
           Services              Management                         3.7          3.00           1.0%           2.0%           25.0%
  Apr-03   RWD Technologies      Management                        33.3          2.10         125.8%         147.1%          121.1%
  Apr-03   Lillian Vernon
           Corporation           Ripplewood Holdings, LLC          54.8          7.25          72.6%          74.7%           72.2%
  Mar-03   Judge Group, Inc.     Management                        15.4          0.82          17.1%          10.8%           17.1%
  Dec-02   RDO Equipment         RDO Tender Co.                    66.7          5.22          20.8%          21.1%           28.9%
  Oct-02   Landair Corp.         Management                        97.7         13.00          25.0%          31.0%           24.9%
  Oct-02   BWAY Corporation      Kelso Corporation                294.7         20.00          43.9%          44.9%           38.9%
  Aug-02   EXCO Resources, Inc.  Management                       309.4         17.00          14.1%          16.0%           15.3%
  May-02   U.S. Vision           Kayak Acquisition
                                 (Management)                      50.4          4.25          25.0%          13.3%           30.8%
  Feb-02   Deltek Systems        Management                        84.2          7.15          18.2%          23.5%           43.3%
  Jan-02   The Rottlund
           Company, Inc.         Management                        89.0          9.00          16.1%          25.0%           30.6%
  Nov-01   Leapnet, Inc.         Management                        (4.7)         1.75           8.7%          10.1%           (2.2%)
  Nov-01   Ugly Duckling         UDC Acquisition Corp.            484.2          2.51           0.8%           1.6%            3.7%
  Oct-01   Market America, Inc.  Management Group                  86.0          8.00          79.8%          81.8%           86.9%
  Oct-01   BLIMPIE
           International, Inc.   Private Investor Group            15.8          2.80          86.7%          93.1%           62.8%
  Oct-01   NCH Corporation       Ranger Merger Corporation        181.0         47.50          21.2%          20.9%            7.5%
  Aug-01   National Home
           Centers               The Newman Family                 23.1          1.20           4.3%           4.3%            5.3%
  Jun-01   Quizno's              Firenze Corp.                     52.3          8.50          10.7%           6.4%            7.1%
  Apr-01   Pierre Foods, Inc.    Management                       120.3          1.21          (2.4%)        (17.1%)           1.9%
  Mar-01   PJ America, Inc.      Management                        39.6          8.00          20.7%          39.1%           23.1%
  Mar-01   Eagle Point Software  Management Group                  16.6          6.40          42.2%          50.6%           60.0%
  Feb-01   Black Hawk Gaming     Management                        73.3         11.00          67.7%          57.1%           57.1%
  Jan-01   NextHealth, Inc.      Management                        75.4          5.45          39.4%          45.3%           57.1%

All Transactions
----------------------------------------------------------------------------------------------------------------------------------
Mean                                                                                           28.3%          31.0%           32.4%
Median                                                                                         17.7%          22.6%           26.9%
High                                                                                           86.7%          93.1%           86.9%
Low                                                                                            (2.4%)        (17.1%)          (2.6%)

Transactions < $50 mm in deal value
----------------------------------------------------------------------------------------------------------------------------------
Mean                                                                                           33.3%          36.3%           35.9%
Median                                                                                         18.9%          25.0%           24.0%
High                                                                                           86.7%          93.1%           83.8%
Low                                                                                            (2.2%)          0.6%           (2.2%)

Transactions where a minority interest was acquired
----------------------------------------------------------------------------------------------------------------------------------
Mean                                                                                           24.9%          25.0%           30.7%
Median                                                                                         13.8%          11.3%           24.9%
High                                                                                           79.8%          81.8%           86.9%
Low                                                                                            (2.4%)        (17.1%)           1.9%

* Premiums represent difference in offer price and closing price 1, 5, 20 days prior to announcement date.

Numbers boxed in not inculded in calculations

Source: Bloomberg

                             [GRAPHIC APPEARS HERE]

COMPARABLES TRADING HISTORY AS OF AUGUST 20TH, 2003

                              [CHART APPEARS HERE]

Source: Baseline
*Comparables include AIH, BUTL, CDI, CFS, HIR, JOB, HHGP, KFRC, REMX, SFN, VOL,
 WSTF

                             [GRAPHIC APPEARS HERE]

DISCOUNTED CASH FLOW ANALYSIS

                                        Year ended Sept. 30,                        Year ended Sept. 30,
                                   ------------------------------   ----------------------------------------------------
                                     2001       2002       2003       2004       2005       2006       2007       2008
                                   --------   --------   --------   --------   --------   --------   --------   --------
Sales                              $   78.7   $   72.8   $   68.7   $   71.0   $   74.4   $   78.1   $   82.0   $   86.1
Sales Growth                                        -7%        -6%         3%         5%         5%         5%         5%
Direct Costs                           63.1       58.8       55.8       57.3       59.9       62.5       65.6       68.9
% of Sales                             80.2%      80.7%      81.2%      80.7%      80.5%      80.0%      80.0%      80.0%
SG&A                                   14.3       14.2       13.2       13.0       13.7       14.1       14.6       15.3
% of Sales                             18.2%      19.4%      19.2%      18.3%      18.4%      18.0%      17.8%      17.8%
EBIT                                    1.3       (0.1)      (0.3)       0.7        0.8        1.6        1.8        1.9
Less: Taxes               41.0%        (0.5)       0.0        0.0       (0.3)      (0.3)      (0.6)      (0.8)      (0.8)
                                   --------   --------   --------   --------   --------   --------   --------   --------
Tax-effected EBIT                       0.7       (0.1)      (0.3)       0.4        0.5        0.9        1.1        1.1

Plus: Depreciation                      1.0        0.9        0.9        0.9        0.8        0.8        0.8        0.8
Less: Capital Expenditures                                   (0.4)      (0.5)      (0.5)      (0.5)      (0.5)      (0.5)
Less: Changes in Working Capital                              0.8       (0.0)      (0.3)      (0.3)      (0.3)      (0.3)
                                   --------   --------   --------   --------   --------   --------   --------   --------
Free Cash Flow                                           $    1.0   $    0.8   $    0.5   $    0.9   $    1.1   $    1.1

EBITDA Multiple

                                     A       +              B              =              C

                                                PV of Terminal Value as a
                              Discounted (a)   Multiple of 2008 EBITDA (b)            Firm Value
                                Cash Flows     ---------------------------   ---------------------------
Discount Rate (c)              (2004-2008)       4.0x      5.0x      6.0x      4.0x      5.0x      6.0x
--------------------------    --------------   -------   -------   -------   -------   -------   -------
             9.8%                 $  3.3       $   6.9   $   8.6   $  10.3   $  10.1   $  11.8   $  13.6
            10.8%                 $  3.2       $   6.5   $   8.2   $   9.8   $  9.7    $  11.4   $  13.0
            11.8%                 $  3.1       $   6.3   $   7.8   $   9.4   $  9.4    $  10.9   $  12.5
            12.8%                 $  3.0       $   6.0   $   7.5   $   9.0   $  9.0    $  10.5   $  12.0
            13.8%                 $  2.9       $   5.7   $   7.2   $   8.6   $  8.7    $  10.1   $  11.5
            14.8%                 $  2.9       $   5.5   $   6.9   $   8.2   $  8.4    $   9.7   $  11.1
            15.8%                 $  2.8       $   5.3   $   6.6   $   7.9   $  8.0    $   9.4   $  10.7
            16.8%                 $  2.7       $   5.0   $   6.3   $   7.5   $  7.8    $   9.0   $  10.3
            17.8%                 $  2.7       $   4.8   $   6.0   $   7.2   $  7.5    $   8.7   $   9.9
            18.8%                 $  2.6       $   4.6   $   5.8   $   6.9   $  7.2    $   8.4   $   9.5
            19.8%                 $  2.5       $   4.4   $   5.5   $   6.6   $  7.0    $   8.1   $   9.2

                            -        D       =              E

                                                   Total Equity Value              Per Share Value
                                 Net Debt      ---------------------------   ---------------------------
Discount Rate                  @ Sept 2003       4.0x      5.0x      6.0x      4.0x      5.0x      6.0x
--------------------------    --------------   -------   -------   -------   -------   -------   -------
             9.8%                 $  3.0       $   7.1   $   8.8   $  10.5   $  1.91   $  2.37   $  2.83
            10.8%                 $  3.0       $   6.7   $   8.3   $  10.0   $  1.80   $  2.25   $  2.69
            11.8%                 $  3.0       $   6.3   $   7.9   $   9.4   $  1.70   $  2.13   $  2.55
            12.8%                 $  3.0       $   6.0   $   7.5   $   9.0   $  1.61   $  2.01   $  2.41
            13.8%                 $  3.0       $   5.6   $   7.1   $   8.5   $  1.52   $  1.90   $  2.29
            14.8%                 $  3.0       $   5.3   $   6.7   $   8.0   $  1.43   $  1.80   $  2.17
            15.8%                 $  3.0       $   5.0   $   6.3   $   7.6   $  1.35   $  1.70   $  2.05
            16.8%                 $  3.0       $   4.7   $   6.0   $   7.2   $  1.27   $  1.61   $  1.95
            17.8%                 $  3.0       $   4.4   $   5.6   $   6.8   $  1.19   $  1.52   $  1.84
            18.8%                 $  3.0       $   4.2   $   5.3   $   6.5   $  1.12   $  1.43   $  1.75
            19.8%                 $  3.0       $   3.9   $   5.0   $   6.1   $  1.05   $  1.35   $  1.65

(a) Present values calculated as of Sept. 30, 2003
(b) Discounted 5 years; based on 2008 EBITDA of $2.7 MM
(c) Discount rate calculated using WACC.

                             [GRAPHIC APPEARS HERE]

                             FAIRNESS OPINION LETTER

                             [GRAPHIC APPEARS HERE]